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                                                                    Exhibit 10.5

                            STOCK PURCHASE AGREEMENT

                                  INTRODUCTION

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of the 8th day of February, 1999 by and among InSite Internet, Inc. (formerly known as InSite Telecom, Inc.), a Delaware corporation (the "Parent"), and Richard Louis, Bernard Moskowitz, Joseph Pallante and Matthew Zahorik, the owners of all of the outstanding capital stock of AlbanyNet, Inc., a New York corporation (the "Company"). Messrs. Louis, Moskowitz, Pallante and Zahorik are each hereinafter sometimes referred to individually as a "Stockholder" and collectively as the "Stockholders").

                                   BACKGROUND

A. The Parent intends to undertake an initial public offering of its common stock (the "IPO") and in connection therewith contemplates filing a registration statement with the Securities and Exchange Commission ("SEC") within ninety (90) days of the execution and delivery of this Agreement;

B. Concurrently with and conditioned upon the successful closing of the IPO (which shall be the date the Parent's underwriter or underwriters, pursuant to a firm commitment underwriting agreement, purchase the shares of common stock of the Parent to be offered to the public in the IPO, which the Parent anticipates will occur promptly after the SEC declares the Company's IPO registration statement effective, subject in all cases to the terms and conditions of any such underwriting agreement), the Stockholders will sell and transfer to the Parent, and the Parent will purchase from the Stockholders, all of the outstanding shares of capital stock of the Company (the "Company Shares").

C. This Agreement has been adopted and approved by board of directors and the shareholders of the Parent by written consent.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual and dependent promises and the representations and warranties hereinafter contained, the parties hereto agree as follows:

SECTION 1.        SALE AND TRANSFER OF COMPANY SHARES; CLOSING.

         1.1 SALE AND TRANSFER OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in SECTION
1.4 below), the Stockholders will sell and transfer to the Parent, and the Parent will purchase the Company Shares from the Stockholders.


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         1.2 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price")
for the Company Shares will be $2,400,000, subject to the post-closing adjustment with respect to such amount as set forth in SECTION 2 below, which shall be payable in cash, certified check, wire transfer or other readily available funds at the Closing as described in SECTION 1.4 below.

         1.3      DELIVERY OF PURCHASE PRICE/ESCROW/SET-OFF.

                  (a) At the Closing, the Stockholders shall receive their pro rata share of the aggregate Purchase Price set forth in SECTION 1.2 above in accordance with the percentage ownership interests of the Stockholders reflected on SCHEDULE 3.4 hereto, provided, however, that a total of $200,000 included in the aggregate Purchase Price (the "Escrow Deposit") and allocated pro rata among the Stockholders shall be delivered into escrow at the Closing pursuant to the Escrow Agreement attached hereto as SCHEDULE 1.3. In addition to all other rights and remedies of the Parent for breach by the Company or the Stockholders of the representations and warranties of the Company and the Stockholders herein, both at law and in equity, the Parent shall have the right to set-off against the Escrow Deposit for any claims of the Parent arising under SECTION
2.1 below (pending resolution of such claims as provided in SECTION 2.1) or under the indemnity provisions of SECTION 12 below (pending resolution of such claims as provided in Section 3(a) of the Escrow Agreement).

                  (b) The Stockholders shall deliver to counsel for the Parent, at least 2 days prior to the Closing (to hold in escrow until the Closing or to be returned if this agreement is terminated by its terms) the certificates representing the Company Shares, duly endorsed in blank by each Stockholder, or accompanied by duly executed stock powers. The Stockholders shall cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the Company Shares or with respect to the stock powers accompanying any of the Company Shares.

                  1.4 CLOSING. Within two (2) business days following the date on which the price of the shares of the common stock of the Parent offered to the public in the IPO shall have been determined and prior to the closing of the IPO, the parties hereto shall prepare all closing documents and certificates required hereunder and deliver all such documents and certificates to counsel for the Parent (to hold in escrow until the Closing or to be returned if this agreement is terminated by its terms). Concurrently with the closing of the IPO, the Parent and the Stockholders shall take all actions necessary to effect the transfer and delivery of the Company Shares to the Parent as provided herein and the Parent shall deliver the Purchase Price to the Stockholders in cash, certified checks, wire transfers or other readily available funds (hereinafter referred to as the "Closing"). The Closing shall take place at the offices of Duffy & Sweeney, LLP, 300 Turks Head Building, Providence, Rhode Island 02903, or at such other place and time or date as may be mutually agreed upon by the parties hereto. The actual date of the Closing is referred to herein as the "Closing Date". Except as otherwise provided in SECTION 9 hereto, during




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the period between the date of the final pricing of the shares of the common stock of the Parent to be offered to the public in the contemplated IPO (as determined by the Parent and its underwriters), and the Closing Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to its terms. Time is of the essence.

SECTION 2.   POST CLOSING ADJUSTMENT

         2.1 POST-CLOSING ADJUSTMENT. Within forty-five (45) days after the Closing, the Parent shall engage KPMG LLP to audit a balance sheet prepared in accordance with generally accepted accounting principles ("GAAP") of the Company as of 5:00 PM (EST) on the day prior to the Closing Date (the "Closing Date Balance Sheet"). Such Closing Date Balance Sheet will utilize the accrual method of accounting even if the Company has heretofore utilized the cash basis method of accounting for purposes of preparing its financial statements. If the aggregate shareholders' equity as shown on the Closing Date Balance Sheet is less than $100,000 (the amount of such shortfall being hereafter known as the "Net Worth Deficiency"), the Stockholders shall pay the Parent in cash, by certified check or by wire transfer of immediately available funds an amount equal to the Net Worth Deficiency; provided, however, that the Parent shall have the option, at its sole discretion and notwithstanding any language to the contrary in the Escrow Agreement, to receive all or a portion of the Escrow Deposit to satisfy any such Net Worth Deficiency. Notwithstanding anything in this SECTION 2 to the contrary, if there is any Net Worth Deficiency and the Stockholders dispute any item contained on the Closing Date Balance Sheet, the Stockholders shall notify the Parent in writing of each disputed item (collectively, the "Disputed Amounts"), and specify the amount thereof in dispute within thirty (30) business days after the delivery of the Closing Date Balance Sheet. If the Parent and the Stockholders cannot resolve any such dispute which would eliminate the amount of the Net Worth Deficiency, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to the Parent and the Stockholders (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practical and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between the Parent and the Stockholders so that the Stockholders' aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts unsuccessfully contested by the Stockholders (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts so submitted to the Independent Accounting Firm. Notwithstanding any provision to the contrary, in the event the Stockholders are obligated to pay the Parent a Net Worth Deficiency, each Stockholder shall only be obligated to pay the Parent his share of the Net Worth Deficiency, calculated by multiplying such Stockholder's percentage ownership in the Company (as reflected on Schedule 3.4) by the Net Worth Deficiency, as the Net Worth Deficiency shall be a several obligation of the Stockholders." Notwithstanding anything herein to the contrary, the Company shall have the absolute right prior to the Closing to distribute to the Stockholders any earnings of



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the Company so long as a Net Worth Deficiency is not created. In the event that the aggregate shareholders' equity of the Company exceeds $100,000 on the Closing Date Balance Sheet ("Net Worth Surplus"), the Parent acknowledges its obligation to remit the Net Worth Surplus to the Stockholders in cash or certified check within 30 days of the date that the Closing Date Balance Sheet is delivered and accepted by the parties hereto.

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.

         3.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to the Parent to enter into this Agreement and consummate the transactions contemplated hereby, the Stockholders hereby jointly and severally make to the Parent the representations and warranties contained in this SECTION 3, which shall be true and correct as of the date hereof and as of the Closing Date.

         3.2 ORGANIZATION AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of New York with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased and where such business is currently conducted or proposed to be conducted. The copies of the Certificate of Incorporation of the Company as amended to date, certified by the Secretary of State of New York and the bylaws certified by the Secretary of the Company and heretofore delivered to the Parent's counsel, are complete and correct, and no amendments thereto are pending. The stock records and minute books of the Company which have heretofore been delivered to the Parent's counsel are correct and complete. The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns, operates or leases real property and in each other jurisdiction in which the failure to be so qualified or registered would have a material adverse effect on the properties, assets, business, financial condition and prospects of the Company.

         3.3 SUBSIDIARIES; INVESTMENTS. Except as set forth in SCHEDULE 3.3, the Company has no direct or indirect subsidiaries and owns no securities issued by any other business organization or governmental authority, except U.S. Government securities, bank certificates of deposit and money market accounts acquired as short-term investments in the ordinary course of its business. Except as set forth in SCHEDULE 3.3, the Company neither owns nor has any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind. For purposes of this Agreement, the term "subsidiary" means, with respect to any person, any corporation 20% or more of the outstanding voting securities of which, or any partnership, joint venture or other entity 20% or more of the total equity interest of which, is directly or indirectly owned by such person.

         3.4 CAPITAL STOCK. The total authorized capital stock of the Company consists solely of the Company Shares listed on SCHEDULE 3.4. All of the issued and outstanding Company Shares are duly authorized and validly issued, are fully paid and nonassessable, are owned of



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record and beneficially by the Stockholders as set forth in SCHEDULE 3.4, and all such Company Shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such Company Shares were issued in violation of the preemptive rights of any past or present stockholder. No shares of capital stock of the Company are held in the treasury of the Company. The Stockholders hold of record and own beneficially all of the Company Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, mortgages, pledges, liens, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Stockholders are a party to any option, warrant, purchase right, or other contract or commitment that could require any Stockholder to sell, transfer, or otherwise dispose of any Company Shares (other than this Agreement). None of the Stockholders are a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Company Shares. SCHEDULE 3.4 contains a complete and correct listing of the Stockholders of the Company at the date hereof, together with the number Company Shares owned by each such Stockholder. There are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, sale, registration or voting of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Company. The Company has never acquired any treasury stock.

         3.5 AUTHORITY OF THE STOCKHOLDERS

                  (a) Each Stockholder has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument to be executed and delivered by each Stockholder or by the Company pursuant to or as contemplated by this Agreement (to the extent it contains obligations to be performed by such Stockholder or the Company) constitutes, or when executed and delivered will constitute, valid and binding obligations of such Stockholder or the Company enforceable in accordance with their respective terms, subject to the terms hereof. The execution, delivery and performance by each Stockholder of this Agreement and each such agreement, document and instrument:

                           (i) do not and will not violate any provision of the Certificate of Incorporation or bylaws of the Company;

                           (ii) do not and will not violate any laws of the United States, or any state or other jurisdiction applicable to such Stockholder or require such Stockholder to obtain any approval, consent or waiver of, or make any filing with, any federal, state, local or foreign governmental body, agency or official ("Governmental Entity") that has not been obtained or made; and



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                           (iii) Except as otherwise indicated on SCHEDULE 3.15,
        do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder or the Company is a party or by which the property of such Stockholder or the Company is bound or to which the property of such Stockholder or the Company is subject or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company. Except as disclosed on SCHEDULE 3.15, there are no Stockholder agreements with respect to the ownership or operation of the Company, and any such agreements shall be terminated prior to the Closing.

         3.6      STATUS OF PROPERTY OWNED OR LEASED.

                  (a) REAL PROPERTY. The Company does not own any real property. The real property identified as being leased by the Company on SCHEDULE 3.6(a) is collectively referred to herein as the "Real Property". The Real Property constitutes all the real property leased by the Company.

                           (i) TITLE. Except as set forth on SCHEDULE 3.6(a), to the best knowledge of the Stockholders, there are no unrecorded mortgages, deeds of trust, ground leases, security interests or similar encumbrances, liens, assessments, licenses, claims, rights of first offer or refusal, options, or options to purchase, or any covenants, conditions, restrictions, rights of way, easements, judgments or other encumbrances or matters affecting title to the Real Property.

                           (ii) SECURITY INTERESTS. To the best knowledge of the Stockholders, there is not now, nor, as a result of the consummation of the transactions contemplated hereby, will there be, any mortgages, deeds of trust, ground leases, security interests or similar encumbrances on the Real Property, except as set forth on SCHEDULE 3.6(a) (collectively, the "Encumbrances"). To the best knowledge of the Stockholders, there is no outstanding principal balance or accrued unpaid interest or other amount due as of the date hereof under any instrument secured by any of the Encumbrances and all payments required under each Encumbrance to the date hereof have been made in full. To the best knowledge of the Stockholders, no condition or fact does or will exist, as a result of the consummation of the transactions contemplated hereby, which, with the lapse of time or the giving of notice or both, would constitute a material default thereunder or result in any acceleration of the indebtedness secured thereby or any increase in the amount of interest, premiums or penalties payable on such indebtedness.



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                           (iii) COMMISSIONS. To the best knowledge of the
         Stockholders, yhere are no brokerage or leasing fees or commissions or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation, or other entity with respect to or on account of any of the Encumbrances or the Real Property, and no such fees, commissions or other compensation shall, by reason of any existing agreement, become due after the date hereof.

                           (iv) PHYSICAL CONDITION. Except as set forth on
         SCHEDULE 3.6(a), to the best knowledge of the Stockholders, there is no material defect in the physical condition of any of the Real Property. Except as set forth on SCHEDULE 3.6(a), to the best knowledge of the Stockholders there is no material defect in any material improvements located on or constituting a part of any of the Real Property, including, without limitation, the structural elements thereof, the mechanical systems (including without limitation all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, telecommunication, utility, and sprinkler systems) therein, the roofs or the parking and loading areas (collectively, the "Improvements"). To the best knowledge of the Stockholders, all of the Improvements located on or constituting a part of any of the Real Property, including, without limitation, the structural elements thereof, the mechanical systems therein, the roofs and the parking and loading areas are in generally good operating condition and repair.

                           (v) UTILITIES. The Company has not received any written notice of any termination or impairment of the furnishing of, or any material increase in rates for, services to any of the Real Property of water, sewer, gas, electric, telecommunication, drainage or other utility services, except ordinary and usual rate increases applicable to all customers (or all customers of a certain class) of a utility provider. The Company has not entered into any agreement requiring it to pay to any utility provider rates which are less favorable than rates generally applicable to customers of the same class as the Company.

                           (vi) COMPLIANCE. Except as set forth on SCHEDULE 3.6(a), the Company has not received any written notice from any municipal, state, federal or other governmental authority with respect to any violation of any zoning, building, fire, water, use, health, environmental or other statute, ordinance, code or regulation issued in respect of any of the Real Property that has not been heretofore corrected.

                           (vii) GOVERNMENT APPROVALS. The Company has not received any notice of any plan, study or effort by any Governmental Entity which would adversely affect the present use, zoning or value to the Company of any of the Real Property or which would modify or realign any adjacent street or highway in a manner materially adverse to the Company.

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                           (viii) ZONING. The Company has not received any
         notice of any zoning violations.

                           (ix) REAL PROPERTY TAXES. To the best knowledge of the Stockholders, except as set forth in said SCHEDULE 3.6(a), no special assessments of any kind (special, bond or otherwise) are or have been levied against any Real Property, or any portion thereof, which are outstanding or unpaid.

                           (x) SERVICE CONTRACTS. A complete list of all material existing service, management, supply or maintenance or equipment lease contracts and other contractual agreements affecting the Real Property or any portion thereof (the "Service Contracts") to which the Company is a party is set forth on SCHEDULE 3.6(a). All such Service Contracts are terminable upon no more than thirty (30) days written notice, at no cost, except as specified in SCHEDULE 3.6(a).

                  (b) PERSONAL PROPERTY. A list of each item of the machinery, equipment and other fixed assets owned or leased by the Company having a fair market value of at least $5,000 (the "Equipment"), is contained in SCHEDULE 3.6(b) hereto. All of the Equipment and other machinery, equipment and personal property of the Company is located on the Real Property or used in the operation of the Company. Except as specifically disclosed in SCHEDULE 3.6(b) or in the Company Financial Statements (as hereinafter defined), the Company has good and marketable title to all of the personal property owned by it. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in any Schedule hereto or in the Financial Statements. The Financial Statements reflect all personal property of the Company, subject to dispositions and additions in the ordinary course of business consistent with this Agreement. Except as otherwise specified in SCHEDULE 3.6(b) hereto, all leasehold improvements, furnishings, machinery and equipment of the Company are in generally good repair, normal wear and tear excepted, have been well maintained, and conform in all material respects with all applicable ordinances, regulations and other laws.

         3.7.     FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                  (a) The Company has delivered to the Parent the following financial statements, copies of which are attached hereto as SCHEDULE 3.7:

                           (i) Management-prepared balance sheets of the Company dated December 31, 1995, December 31, 1996, and December 31, 1997, and management-prepared statements of income, stockholders' equity and cash flows for each of the three (3) years ended December 31, 1995, 1996 and 1997 certified by the chief financial officer of the Company (the "Year-End Company Financial Statements");


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                           (ii) Management-prepared balance sheets of the
        Company as of December 31, 1998 (herein the "Company Balance Sheet Date") and management-prepared statements of income, stockholders' equity and cash flows for the year ended December 31, 1998, certified by the chief financial officer of the Company (the "Interim Company Financial Statements", together with the Year-End Company Financial Statements, the "Company Financial Statements");

The Company Financial Statements have been prepared in accordance with accounting principles applied consistently during the periods covered thereby (except that the Interim Company Financial Statements are subject to normal year-end audit adjustments and do not include footnotes), and present fairly in all respects the financial condition of the Company at the dates of said statements and the results of their operations for the periods covered thereby.

                  (b) As of the Company Balance Sheet Date, the Company had no liabilities of any nature, whether accrued, absolute, contingent or otherwise, (including without limitation liabilities as guarantor or otherwise with respect to obligations of others or contingent liabilities arising prior to the Company Balance Sheet Date) except liabilities stated or adequately reserved for on the Company Financial Statements or reflected in Schedules furnished to Parent hereunder as of the date hereof.

                  (c) As of the date hereof, the Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent liabilities arising prior to the date hereof or the Closing, as the case may be) except liabilities (i) stated or adequately reserved for on the appropriate Company Financial Statement or the notes thereto, (ii) reflected in Schedules furnished to Parent hereunder on the date hereof or (iii) incurred in the ordinary course of business of the Company consistent with prior practices.

                  (d) All financial information delivered to KPMG LLP in connection with their audit of the Company's financial statements for the contemplated IPO as of the date hereof are true and correct in all material respects and reflect all material liabilities of the Company as of the date(s) of such information, and have been prepared in accordance with accounting principles applied consistently during the periods covered thereby.

         3.8      TAXES.

                  (a) The Company has paid or caused to be paid all federal, state, local, foreign and other taxes, including without limitation income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income, and

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all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), in the amounts indicated on tax returns filed by the Company through the date hereof or in correspondence received from any federal, state, local or foreign government taxing authority, whether disputed or not (other than current taxes the liability for which is adequately reserved for on the financial statements provided to the Parent pursuant to SECTION 3.7 hereof).

                  (b) The Company has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. For every taxable period of the Company, the Company has delivered or made available to Parent complete and correct copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company. SCHEDULE 3.8 attached hereto sets forth all federal tax elections under the Internal Revenue Code of 1986, as amended (the "Code"), that are in effect with respect to the Company or for which an application by the Company is pending.

                  (c) Neither the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting in writing or threatening to assert against the Company any deficiency or claim for additional Taxes or a claim that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has not entered into a closing agreement pursuant to Section 7121 of the Code. The Stockholders have paid all taxes due and filed all tax returns relating to distributions from the Company as a "Subchapter S" corporation under the Code. The Company has at all times maintained its status as a Subchapter S corporation under the Code.

                  (d) Except as set forth in SCHEDULE 3.8 attached hereto, there has not been any audit of any tax return filed by the Company, no audit of any tax return of the Company is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in SCHEDULE 3.8, no extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

                  (e) (i) The Company has not consented to have the provisions of Section 341(f)(2) of the Code applied to it, (ii) the Company has not agreed to, and has not been requested by any governmental authority to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise and (iii) the Company has never made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances would obligate it to make any payments, that will not be deductible under Section 280G of the Code. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a penalty for underpayment of federal Tax under

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Section 6662 of the Code. The Company has never had any liability for unpaid
Taxes because it is a member of an "affiliated group" (as defined in Section 1504(a) of the Code). The Company has never filed, nor has it ever been required to file, a consolidated, combined or unitary tax return with any entity. The Company is not a party to any tax sharing agreement.

                  (f) The Company computes its federal taxable income under the accrual method of accounting.

                  (g) For purposes of this SECTION 3.8, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

                (h) The Stockholders agree, if so directed by the Parent, to join with the Parent in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the Company hereunder. The Stockholders will pay any tax, including any liability of the Stockholders, resulting from the application to it of Treasury Regulation ss.1.338(h)(10)-1(f)(5), attributable to the making of the Section 338(h)(10) Election; provided, however, the Parent will indemnify the Stockholders for any additional tax costs to the Stockholders resulting from such election, including gross-up.

         3.9 ACCOUNTS RECEIVABLE. All accounts receivable of the Company as of the respective Balance Sheet Dates and all accounts receivable arising thereafter or hereafter to the Closing Date, arose or will arise from valid sales in the ordinary course of business. Except as set forth in SCHEDULE 3.9, the Company has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company.

         3.10 INVENTORIES. The Company maintains less than $10,000 of inventory, all saleable in the ordinary course and stated in accordance with GAAP.

         3.11     ABSENCE OF CERTAIN CHANGES.

         Since December 31, 1997, the Company has conducted its business only in the ordinary course and consistent with past practices and except as disclosed in SCHEDULE 3.11 there has not been:

                    (i) Any change in the properties, assets, liabilities, business, operations, financial condition or prospects of the Company which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Company;

                    (ii) Except for the endorsement of checks in the ordinary course of business any material contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

                    (iii) Any mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the Closing Date except for liens permitted by any current agreement of the Company with respect to borrowed money;

                    (iv) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any capital assets of the Company costing more than $10,000;

                    (v) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting any of the properties, assets or business of the Company;

                    (vi) Except as provided in SECTION 2.1, any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock, any issuance or sale of any securities convertible into or exchangeable for debt or equity securities of the Company or any grant, issuance or exercise of options, warrants, subscriptions, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, sale, registration or voting of any shares of capital stock of any class or other equity interests of the Company;

                    (vii) Any claim of unfair labor practices asserted against the Company; any change in the compensation (in the form of salaries, wages, incentive arrangements or otherwise) payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than customary merit or cost of living increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors; any entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any officer, director or employee of the Company except for employment arrangements providing for salary or wages of less than $20,000 per annum and any oral agreement terminable at will by the Company;

                    (viii) Any change with respect to the officers or senior management of the Company, any grant of any severance or termination pay to any officer or employee of the Company;

                    (ix) Any payment or discharge of a material lien or liability of the Company which was not shown on the Company Financial Statements or incurred in the ordinary course of business thereafter;

                    (x) Any obligation or liability incurred by the Company to any of its officers, directors or stockholders, or any loans or advances made by the Company to any of its officers, directors, stockholders, except normal compensation and expense allowances payable to officers or employees;

                    (xi) Any change in accounting methods or practices, credit practices or collection policies used by the Company other than to comply with new accounting pronouncements;

                    (xii) Any other transaction entered into by the Company other than transactions in the ordinary course of business; or

                    (xiii) Any agreement or understanding whether in writing or otherwise, that would result in any of the transactions or events or require the Company to take any of the actions specified in paragraphs
         (i) through (xii) above.

         3.12 BANKING RELATIONS. All of the arrangements which the Company has with any banking institution are described in SCHEDULE 3.12 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.), the names in which the accounts are held, the account number, and the name of each person, corporation, firm or other entity authorized in respect thereof.

         3.13 PATENTS, TRADE NAMES, TRADEMARKS, COPYRIGHTS AND PROPRIETARY RIGHTS. All patents, patent applications, trademark registrations, trademark registration applications, copyright registrations, copyright registration applications and all material trade names, trademarks, copyrights and other material proprietary rights owned by or licensed to the Company or used in its respective business as presently conducted (the "Proprietary Rights") are listed in SCHEDULE 3.13 attached hereto. All of the material patents, registered trademarks and copyrights of the Company and all of the material patent applications, trademark registration applications and copyright registration applications of the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other countries identified on said schedule. Except as set forth in SCHEDULE 3.13: (a) use of said patents, trade names, trademarks, copyrights or other proprietary rights in the ordinary course of business as presently conducted does not require the consent of any other person and (b) the Company has sufficient title or adequate rights or licenses to use all material patents, trade names, trademarks, copyrights, or other proprietary rights used by it in its business as presently conducted free and clear of any attachments, liens, encumbrances or adverse claims. The Company has not received written notice that its present or contemplated activities or products infringe any such patents, trade names, trademarks or other proprietary rights of others. Except as set forth in SCHEDULE 3.13: (i) no other person has an interest in or right or license to use, or the right to license others to use, any of said patents, patent applications, trade names, trademarks, copyrights or other proprietary rights; (ii) there are no written claims or demands of any other person pertaining thereto and no proceedings have been instituted, or are pending or threatened, which challenge the rights of the Company in respect thereof; (iii) none of the patents, trade names, trademarks, copyrights or other proprietary rights listed in said schedule is subject to any outstanding order, decree, judgment or stipulation, or is being infringed by others; and (iv) no proceeding charging the Company with infringement of any adversely held patent, trade name, trademark or copyright has been filed or is threatened to be filed.

         3.14 TRADE SECRETS AND CUSTOMER LISTS. The Company has the right to use in the ordinary course of its business as presently conducted, free and clear of any claims or rights of others, all trade secrets, inventions, customer lists and secret processes required for or incident to the manufacture or marketing of all products presently sold, manufactured, licensed, under development or produced by it, including products licensed from others. Any payments required to be made by the Company for the use of such trade secrets, inventions, customer lists and secret processes are described in SCHEDULE 3.14. The Company is not using or in any way making use of any confidential information or trade secrets of any third party, including without limitation, a former employer of any present or past employee of the Company or any of the predecessors of the Company.

         3.15     CONTRACTS.

                  (a) Except for contracts, commitments, plans, agreements and licenses described in SCHEDULE 3.15 (complete and accurate copies of which have been delivered to the Parent), the Company is neither a party to nor subject to:

                           (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, severance or termination pay, collective bargaining or the like, or any contract or agreement with any labor union;

                           (ii) any employment contract or contract for services which requires the payment of $20,000 or more annually or which is not terminable within thirty (30) days by the Company without liability for any penalty or severance payment other than pursuant to the Company's severance policies existing on the date hereof;

                           (iii) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $10,000 each;

                           (iv) any other contracts or agreements creating any obligation of the Company of $10,000 or more with respect to any such contract;

                           (v) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                           (vi) any contract or agreement which by its terms does not terminate or is not terminable by the Company or any successor or assign within six months after the date hereof without payment of a penalty;

                           (vii) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

                           (viii) any contract with any sales agent or distributor of products of the Company or any subsidiary;

                           (ix) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

                           (x) any contract or agreement for the purchase of any fixed asset for a price in excess of $10,000 whether or not such purchase is in the ordinary course of business;

                           (xi) any license agreement (as licensor or licensee); provided that a complete list of all software currently owned, licensed or used by the Company and set forth in Schedule 3.15 shall satisfy the disclosure obligation of the Company for purposes hereof;

                           (xii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security agreement;

                           (xiii) any contract or agreement with any officer, employee, director or stockholder of the Company or with any persons or organizations controlled by or affiliated with any of them;

                           (xiv) any partnership, joint venture, or other similar contract, arrangement or agreement; or

                           (xv) any registration rights agreements, warrants, warrant agreements or other rights to subscribe for securities, any voting agreements, voting trusts, shareholder agreements or other similar arrangements or any stock purchase or repurchase agreements or stock restriction agreements.

                  (b) All material contracts, agreements, leases and instruments to which the Company is a party or by which the Company is obligated are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company and the other parties thereto, enforceable in accordance with their respective terms. Neither the Company nor any other party to any contract, agreement, lease or instrument of the Company is in default in complying with any provisions thereof, and no condition or event or facts exists which, with notice, lapse of time or both would constitute a default thereof on the part of either of the Company or on the part of any other party thereto in any such case that could have a material adverse effect on the properties, assets, financial condition or prospects of either of the Company. SCHEDULE 3.15 indicates whether any of the agreements, contracts, commitments or other instruments and documents described therein requires consent or approval to be transferred to the Parent as a result of the transactions contemplated herein.

         3.16 LITIGATION. SCHEDULE 3.16 hereto lists all currently pending and threatened litigation and governmental or administrative proceedings or investigations to which the Company is a party. Except for matters described in
SCHEDULE 3.16, there is no litigation or governmental or administrative proceeding or investigation pending or threatened against the Company which may have an adverse effect on the properties, assets, business, financial condition or prospects of the Company or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         3.17 COMPLIANCE WITH LAWS. The Company has not received notice of a violation or alleged violation of applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, which violation or alleged violation would have a material adverse effect on the business of the Company, and except as set forth in SCHEDULE 3.17 hereto, the Company is currently in compliance in all material respects with all such statutes, ordinances, orders, rules or regulations, and there is no valid basis for any claim that the Company is not in compliance with any such statute, ordinance, order, rule or regulation.

         3.18 INSURANCE. SCHEDULE 3.18 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years: (a) the name, address, and telephone number of the agent; (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;
(c) the policy number and
the period of coverage; (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (e) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, (iii) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Since its incorporation, the Company has been covered by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. SCHEDULE 3.18 describes any self-insurance arrangements affecting the Company.

         3.19 WARRANTY AND RELATED MATTERS. There are no existing or threatened in writing, product liability, warranty or other similar claims against the Company alleging that any of its products or services are defective or fail to meet any product or service warranties except as disclosed in SCHEDULE 3.19 hereto. The Company has not received notice of any statements, citations, correspondence or decisions by any Governmental Entity stating that any product manufactured, marketed or distributed at any time by the Company (the "Company Products") is defective or unsafe or fails to meet any product warranty or any standards promulgated by any such Governmental Entity. There have been no recalls ordered by any such Governmental Entity with respect to any Company Product. There is no (i) fact relating to any Company Product that may impose upon the Company a duty to recall any Company Product or a duty to warn customers of a defect in any Company Product, (ii) latent or overt design, manufacturing or other defect in any Company Product, or (iii) liability for warranty or other claim or return with respect to any Company Product except in the ordinary course of business consistent with the past experience of the Company for such kind of claims and liabilities.

         3.20 FINDER'S FEES. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or the Stockholders.

         3.21 PERMITS; BURDENSOME AGREEMENTS. SCHEDULE 3.21 lists all material permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from Governmental Entities in order for the Company to conduct its business. The Company has obtained all the Approvals, which are valid and in full force and effect. Except as disclosed on SCHEDULE 3.21, none of the Approvals is subject to termination by their express terms as a result of the execution of this Agreement by the Stockholders, and no further Approvals will be required in order to continue to conduct the business currently conducted by the Company subsequent to the Closing. Except as disclosed in
SCHEDULE 3.21 or in any other schedule hereto, the Company is neither subject to nor bound by any agreement, judgment, decree or order which may materially and adversely affect its properties, assets, business, financial condition or prospects.

         3.22 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth in
SCHEDULE 3.22 hereto, no Stockholder, officer, employee or director of the Company and none of their respective parents, grandparents, spouses, children, siblings or grandchildren owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor, supplier or customer of the Company or any organization, person or entity with whom the Company is doing business.

         3.23 EMPLOYEE BENEFIT PROGRAMS.

                  (a) SCHEDULE 3.23 sets forth a list of every Employee Program (as defined below) that has been maintained (as such term is further defined below) by the Company at any time during the three-year period ending on the date hereof.

                  (b) Each Employee Program which has been maintained by a Company and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code, has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose such qualification under the applicable Code section.

                  (c) Except as otherwise disclosed on SCHEDULE 3.23, there has not been any failure of any party to comply with any laws applicable to or the terms of any Employee Programs that have been maintained by the Company, except for any failures to comply that, individually or in the aggregate, would not have a material adverse effect on the properties, assets, business, financial condition or prospects of the Company. With respect to any Employee Program now or heretofore maintained by the Company, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including without limitation through any obligation of indemnification or contribution) in any taxes, penalties or other liability to the Company or any Affiliate (as defined below). No litigation, arbitration, or governmental administrative proceeding or investigation or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

                  (d) Neither the Company nor any Affiliate has ever maintained any Employee Program subject to Title IV of ERISA.

                  (e) Except as otherwise disclosed on SCHEDULE 3.23, with respect to each Employee Program maintained by the Company within the three years preceding the date hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the Parent: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof;
(ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; and (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan.

                  (f) Each Employee Program maintained by the Company as of the date hereof is subject to amendment or termination by the Board of Directors of the Company without any further liability or obligation on the part of the Company to make further contributions to any trust maintained under any such Employee Program following such termination and the Company has not made any written or oral representations to the contrary to its employees.

                  (g) For purposes of this SECTION 3.23:

                           (i) "Employee Program" means (a) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (b) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in subsection (a) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;

                           (ii) an entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

                           (iii) an entity is an "Affiliate" of a Company for purposes of this SECTION 3.23 if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA
         Section 302(d)(8)(c) and

                           (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         3.24     ENVIRONMENTAL MATTERS.

                  (a) Except as used in connection with routine maintenance and as set forth in SCHEDULE 3.24 hereto, (i) the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) to the best knowledge of the Stockholders, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company, or has ever come to be located in the soil or groundwater at any such site; (iii) to the best knowledge of the Stockholders, no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; (iv) to the best knowledge of the Stockholders, the Company does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) to the best knowledge of the Stockholders, no lien has ever been imposed by any Governmental Entity on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material.

                  (b) Except as set forth in SCHEDULE 3.24 hereto, (i) the Company has no liability under, nor has the Company ever violated in any material respect, any Environmental Law (as defined below); (ii) any property owned, operated, leased, or used by the Company and any facilities and operations thereon are presently in compliance in all material respects with all applicable Environmental Laws; (iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law (as defined below); and (iv) neither the Company nor any Stockholder has any reason to believe that any of the items enumerated in clause (iii) of this paragraph will be forthcoming.

                  (c) Except as set forth in SCHEDULE 3.24 hereto, to the best knowledge of the Stockholders, no site owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("pcbs") or equipment containing pcbs, or any urea formaldehyde foam insulation.

                  (d) For purposes of this SECTION 3.24, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any Environmental Law or any other substance which may pose a threat to the environment or to human health or safety; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental laws, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, existing as of the date hereof; and
(iv) the Company shall mean and include the Company, its predecessors and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law.

         3.25     LISTS OF CERTAIN EMPLOYEES AND SUPPLIERS.

                  (a) SCHEDULE 3.25 hereto contains a list of all current directors and officers of the Company and a list of all managers, employees and consultants of the Company who, individually, have received or are scheduled to receive base salary from the Company during the current fiscal year of $20,000 or more. In each case such schedule includes the current job title and current base salary of each such individual.

                  (b) SCHEDULE 3.25 sets forth a true and complete list of all suppliers of the Company to whom the Company made payments aggregating $25,000 or more during the most recent complete fiscal year, showing, with respect to each, the name, address and dollar volume involved.

         3.26 EMPLOYEES; LABOR MATTERS. As of the date hereof, the Company employed the number of full-time employees and part-time employees described on
SCHEDULE 3.26. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as set forth in SCHEDULE 3.26, upon termination of the employment of any of said employees, the Company will not be liable to any of said employees for so-called "severance pay" or any other payments. Except as set forth in SCHEDULE 3.26 attached hereto, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. No charges of employment discrimination or unfair labor practices have been brought against the Company, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or threatened against or involving the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement). No collective bargaining agreements are in effect or are currently being or are about to be negotiated by the Company. Except for the Stockholders (other than Matthew Zahorik), the Company has not received written notice of pending or threatened changes with respect to the senior management or key supervisory personnel of the Company.

         3.27 CUSTOMERS. SCHEDULE 3.27 sets forth any customer who accounted for more than 5% of the sales of the Company for the most recent complete fiscal year of the Company (collectively, the "Customers"). No Customer has given notice to the Company of its intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its usage or purchase of the services or products of the Company.

         3.28 Y2K. The Company has taken all necessary action to assess, evaluate, test and correct all of the hardware, software, embedded microchips and other processing capabilities of computer and telecommunication systems it uses, either directly or indirectly, including but not limited to computerized services provided by third parties such as billing and payroll services, to ensure that such systems will be able to function accurately and without interruption or ambiguity using date information before, during and after January 1, 2000.

         3.29 Avalon Cable. The Company has no further agreements, commitments, obligations or understandings with Avalon Cable of New England, pursuant to that certain letter of intent between the Company and Avalon with respect to the sale of all outstanding stock of the Company to Avalon or other written or verbal communiocation, which would prevent the consummation of the transactions contemplated by this Agreement.

         3.30 DISCLOSURE.

                  (a) This Agreement, including the Schedules hereto prepared by the Stockholders and the Company, together with the other information furnished to the Parent by the Company and the Stockholders in connection herewith, does not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading. If, prior to the 90th day after the date of the final prospectus of the Parent utilized in connection with the IPO, the Company or the Stockholders become aware of any fact or circumstance which would affect the accuracy of a representation or warranty of the Company or the Stockholders in this Agreement, in any material respect, the Company and the Stockholders shall immediately give notice of such fact or circumstance to the Parent. However, subject to the provisions of SECTION

4.8, such notification shall not relieve either the Company or the Stockholders of their respective obligations under this Agreement, and subject to the provisions of SECTION 4.8, at the sole option of the Parent, the truth and accuracy of any and all warranties and representations of the Stockholders, on behalf of the Company and of the Stockholders at the date of this Agreement and on the Closing Date, shall be a precondition to the consummation of this transaction.

                  (b) The Stockholders acknowledge and agree (i) that there exits no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that the contemplated IPO of the Parent will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither the Parent, its subsidiaries or any of their respective officers, directors, agents or representatives nor any underwriter shall have any liability to the Company or the Stockholders or any other person affiliated or associated with the Company for any failure of the contemplated IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) that the decision of the Stockholders to enter into this Agreement has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made performed by any prospective underwriter, relative to the Parent or the contemplated IPO.

SECTION 4.  COVENANTS OF THE STOCKHOLDERS.

         4.1 MAKING OF COVENANTS AND AGREEMENTS. The Stockholders covenant and agree as set forth in this SECTION 4.

         4.2 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing Date, the Stockholders will cause the Company to do and the Company will do the following, unless the Parent shall otherwise consent in writing:

                  (a) conduct its business only in the ordinary course consistent with past practices, refrain from changing or introducing any method of management or operations except in the ordinary course of business and in a manner consistent with past practices and maintain levels of working capital consistent with past practices;

                  (b) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing or selling any capital asset costing more than $10,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

                  (c) refrain from incurring or modifying any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring or modifying any other contingent or fixed obligations or liabilities except in the ordinary course of business and in a manner consistent with past practices;

                  (d) refrain from making any change in its incorporation documents, by-laws or authorized or issued capital stock or from acquiring any securities issued by any other business organization other than short-term investments in the ordinary course of business;

                  (e) except as provided in SECTION 2.1, refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock, making any direct or indirect redemption, purchase or other acquisition of its capital stock, issuing, granting, awarding, selling, pledging, disposing of or encumbering or authorizing the issuance, grant, award, sale, pledge, disposition or encumbrance of any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or entering into any agreement or commitment with respect to any of the foregoing;

                  (f) refrain from making any change in the compensation payable or to become payable to any of its officers, employees or agents, except for scheduled increases in salary or wages in the ordinary course of business that are consistent with past practices, or granting any severance or termination pay to, or establishing, adopting or entering into any agreement or arrangement providing for severance or termination pay to, or entering into or amending any employment, or other agreement or arrangement with, any director, officer or other employee of the Company or any Stockholder or establishing, adopting or entering into or amending any collective bargaining, bonus, incentive, deferred compensation, profit sharing, stock option or purchase, insurance, pension, retirement or other employee benefit plan;

                  (g) refrain from making any change in its borrowing arrangements or modifying, amending or terminating any of its contracts except in the ordinary course of business, or waiving, releasing or assigning any material rights or claims;

                  (h) use reasonable efforts to prevent any change with respect to its management and supervisory personnel or banking arrangements;

                  (i) use reasonable efforts to keep intact its business organization and to preserve the goodwill of and business relationships with all suppliers, customers and others having business relations with it, and to maintain its properties and facilities, including those held under leases, in as good a working order and condition as on the date hereof, ordinary wear and tear excepted;

                  (j) use reasonable efforts to have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in SCHEDULE 3.18 or equivalent insurance with any substitute insurers approved by Parent;

                  (k) refrain from changing accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable) or from making any tax election or settling or compromising any federal, state, local or foreign income tax liability;

                  (l) refrain from entering into any executory agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions; and

                  (m) permit Parent and its authorized representatives (including without limitation Parent's attorneys, accountants, and pension and environmental consultants) to have full access to all of its properties, assets, books, records, business files, executive personnel, tax returns, contracts and documents and furnish to Parent and its authorized representatives such financial and other information with respect to its business or properties as Parent may from time to time reasonably request.

         4.3 CONSENTS AND APPROVALS. The Stockholders shall use their best efforts to obtain or cause to be obtained prior to the Closing Date all necessary consents and approvals to the performance of the obligations of the Stockholders under this Agreement, including, without limitation, the consents and authorizations described in SCHEDULE 3.15, and such other authorizations, waivers, approvals, consents and permits as set forth in SCHEDULE 4.3 as may be necessary to transfer to Parent and/or to retain in full force and effect without penalty subsequent to the Closing Date all contracts, permits, licenses and franchises of or applicable to the businesses of the Company.

         4.4 [intentionally omitted]

         4.5 EXCLUSIVE DEALING. Unless and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to SECTION 9, neither the Company nor any Stockholder shall, nor shall any of them permit any director, officer, employee or agent of either of the Company to, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage, proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, the Company or any merger or business combination with the Company (an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal with any person or entity other than Parent and its representatives, or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do any of the foregoing.

         4.6 NO SALES OF CAPITAL STOCK. Between the date of this Agreement and the Closing Date, none of the Stockholders shall sell, exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any Company Shares owned beneficially or of record by such Stockholder, nor grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner such Company Shares; provided, however, that notwithstanding anything to the contrary stated herein, any transferee, executor, heir, legal representative, successor or assign of any Stockholder shall be bound by this Agreement.

         4.7 NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to the Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. The delivery of any notice pursuant to this SECTION 4.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in SECTION 7 or elsewhere or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         4.8 AMENDMENT OF SCHEDULES. The Stockholders agree that, with respect to the representations and warranties contained in this Agreement, the Stockholders shall have the continuing obligation until the Closing Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described on the Schedules. The Stockholders understand and agree that, as of the Closing Date, they will be required to execute a "bring-down" certificate which shall state that all representations and warranties in this Agreement are true and correct as of the Closing Date. To the extent that any such representation and warranty is qualified by disclosure on a schedule which changes after the date hereof and prior to Closing, the Stockholders agree to notify the Parent of such changes in writing and to summarize all such changes via the bring-down certificate on the Closing Date. Notwithstanding the foregoing sentence, the truth and accuracy of any and all representations and warranties of the Stockholders as of the date of this Agreement and as of the Closing Date shall be a precondition to the consummation of this transaction by the Parent, and Parent shall not be deemed to have consented to any amendment or supplement to a Schedule prepared by the Stockholders after the date hereof or to have waived any of its rights or remedies for breach hereof, particularly with respect to any matter hereafter arising or discovered that constitutes or reflects an event or occurrence that would be reasonably likely to have a material adverse effect on the business of the Company, unless the Parent acknowledges and consents to such amendment or supplement.

         4.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The Stockholders shall furnish or cause to be furnished to the Parent and its underwriters all of the information concerning the Company and the Stockholders reasonably requested by the Parent and its underwriters for inclusion in, and will cooperate with the Parent and its underwriters in the preparation of, any Registration Statement required by the Securities and Exchange Commission and any prospectus included therein (including audited and unaudited financial statements, prepared in accordance with GAAP, and in a form otherwise reasonably requested by the Parent and its underwriters as suitable for inclusion in the Registration Statement). The Stockholders agree to promptly advise the Parent if at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the prospectus concerning the Company or the Stockholders becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. Insofar as the information requested relates solely to the Company or the Stockholders, each of the Company and the Stockholders jointly and severally represents and warrants that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         4.10 FURTHER ASSURANCES. The Stockholders hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE PARENT.

         5.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As of the date hereof, the Parent hereby represents and warrants to the Stockholders as set forth in this SECTION 5.

         5.2 ORGANIZATION OF THE PARENT. The Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to conduct its businesses in the manner as now conducted.

         5.3 AUTHORITY. All necessary corporate action has been taken by the Parent to authorize the execution, delivery and performance of this Agreement and each agreement, document and instrument to be executed and delivered by the Parent pursuant to this Agreement. This Agreement and each agreement, document and instrument to be executed and delivered by the Parent pursuant to this Agreement (to the extent it contains obligations to be performed by the Parent) constitutes, or when executed and delivered by the Parent will constitute, valid and binding obligations of the Parent enforceable in accordance with their respective terms.

         5.4 NO CONFLICTS. The execution, delivery and performance by the Parent of this Agreement and each such other agreement, document and instrument: (i) does not and will not violate any provision of the Certificate of Incorporation or bylaws of the Parent ; and (ii) will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which the Parent is a party or by which the property of the Parent is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of the Parent, except where such breach, default, acceleration or right of termination would not have a material adverse effect on the properties, assets, business, financial condition or prospects of the Parent, and would not result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of the Parent.

         5.5 [intentionally omitted]

         5.6 LITIGATION. There is no litigation or governmental or administrative proceeding or investigation pending or threatened against the Parent which may have an adverse effect on the properties, assets, business, financial condition or prospects of the Parent or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         5.7 COMPLIANCE WITH LAWS. The Parent has not received any notice of a violation or alleged violation of applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, which violation or alleged violation would have a material adverse effect on the business of the Parent.

SECTION 6.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARENT.

         6.1 INTRODUCTION. The obligations of the Parent to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the conditions set forth in this
SECTION 6.

         6.2 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, the Parent shall have had sufficient time to review the management-prepared balance sheets of the Company as of the last day of the month ended immediately prior to the Closing Date and the management-prepared statements of income, cash flow and stockholders' equity for the period then ended, disclosing no material change in the financial condition of the Company or the results of its operations from the Company Balance Sheet Date. The Parent shall also have had sufficient opportunity to review the audited balance sheet of the Company as of December 31, 1998 and the audited statements of income, cash flow and stockholders' equity for the years ended December 31, 1998 and December 31, 1997 as audited by the Parent's accounting firm at the Parent's sole expense in accordance with GAAP in connection with the contemplated IPO, and the Parent shall be satisfied in all respects with such financial information, and such information shall indicate that the Company's gross revenues for the year ended December 31, 1998 shall exceed $1,100,000, and the aggregate stockholder's equity as of December 31, 1998 shall exceed $100,000.

         6.3 NO MATERIAL ADVERSE CHANGE. No material adverse change in the results of operations, financial position or business of the Company shall have occurred and the Company shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, since the Company Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business; and the Parent shall have received on the Closing Date a certificate signed by the President of the Company and each of the Stockholders to such effect.

         6.4 DUE DILIGENCE AND REGULATORY REVIEW. The Parent (and KPMG LLP) shall have completed to its satisfaction a due diligence investigation of the Company and its prospects, business, assets, contracts, rights, liabilities and obligations, including a review of the practices and procedures of the Company with respect to compliance with contracts and federal, state and local laws and regulations governing the operations of the Company. Such review shall be satisfactory in all respects to the Parent, in its sole discretion.

         6.5 OPINION OF COUNSEL. The Parent shall have received an opinion from Lombardi, Reinhard, Walsh & Harrison, P.C., counsel to the Company and the Stockholders, dated the Closing Date, in form and substance satisfactory to the Parent, to the effect that with respect to the Company:

                  (a) the Company has been duly organized and is validly subsisting in good standing under the laws of the State of New York.

                  (b) the authorized and outstanding capital stock of the Company is as represented by the Stockholders in this Agreement and each share of such stock has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of the preemptive rights of any stockholder;

                  (c) to the knowledge of such counsel, the Company does not have any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock;

                  (d) this Agreement has been duly authorized, executed and delivered by the Stockholders and constitutes a valid and binding agreement of the Stockholders enforceable against them in accordance with its terms except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (i) as the same may be subject to the effect of general principles of equity and (ii) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (e) except to the extent set forth on SCHEDULE 3.16, to the knowledge of such counsel, there are no claims, actions, suits or proceedings pending, or threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located;

                  (f) no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of this Agreement by any Stockholders or for the transfer to the Parent of the Company Shares;

                  (g) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of the Company's Certificate of Incorporation or the bylaws of the Company or of any lease, instrument, license, permit or any other agreement to which the Company is a party or by which the Company or any Stockholder is bound; and

                  (h) any other matters incident to the matters set forth herein as reasonably required by the Parent.

         6.6 ADDITIONAL LIABILITIES AND OBLIGATIONS. The Stockholders shall have delivered to the Parent a certificate dated the Closing Date, setting forth (i) all liabilities and obligations of the Company arising since the Company Balance Sheet Date and (ii) showing all material contracts and agreements, together with copies thereof, entered into by the Company since the Company Balance Sheet Date.

         6.7 GOOD STANDING CERTIFICATES; CERTIFIED COPY OF THE CERTIFICATE OF INCORPORATION. The Stockholders shall have delivered to the Parent certificates, dated as of a date no earlier than twenty days prior to the Closing Date, duly issued by the Secretary of State and the Department of Revenue of the State of New York and of any other state in which the Company is authorized to do business, showing that the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the dates of such certificates have been filed and paid. The Stockholders shall also have delivered to the Parent prior to the Closing a recent copy of the Company's Certificate of Incorporation and all amendments thereto duly certified by the Secretary of State of New York.

         6.8 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Stockholders contained in SECTION 3 and elsewhere in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; the Stockholders shall, on or before the Closing Date, have performed and satisfied all agreements and conditions hereunder which by the terms hereof are to be performed and satisfied by the Stockholders on or before the Closing Date; and the Stockholders shall have delivered to the Parent a certificate dated the Closing Date signed by each of the Stockholders to the foregoing effect.

         6.9 APPROVALS AND CONSENTS. The Company and the Stockholders shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by them in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the businesses of the Company subsequent to the Closing Date, and the Company and the Parent shall have received all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Parent, from all third parties, including, without limitation, approvals required under federal and state securities laws and/or the securities and Exchange Commission, state "Blue Sky" laws, other applicable governmental authorities and regulatory agencies, lessors, lenders and contract parties, required in connection with this Agreement or the Company's permits, leases, licenses and franchises, to avoid a breach, default, termination, acceleration or modification of any material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of the execution or performance of this Agreement, or otherwise in connection with the execution and performance of this Agreement.

         6.10 NO ACTIONS OR PROCEEDINGS. No action or proceeding by any court, administrative body or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or would likely result in substantial damages in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement, and which would in the reasonable judgment of the Parent make it inadvisable to consummate such transactions, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

         6.11 PROCEEDINGS SATISFACTORY TO THE PARENT. All proceedings to be taken by the Company and the Stockholders in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transaction contemplated hereby reasonably requested by the Parent shall be reasonably satisfactory in form and substance to the Parent and its counsel.

         6.12     EMPLOYMENT AGREEMENT; TRANSITIONAL SERVICES.

                  (a) EMPLOYMENT AGREEMENT. The Parent shall cause the Company at the Closing to enter into an individual employment agreement with Matthew Zahorik in the form attached hereto as EXHIBIT 6.12(a).

                  (b) TRANSITIONAL SERVICES. The Stockholders other than Matthew Zahorik each hereby agree to be available, by teleconference and, if requested, on-site for 1-2 days per week, to assist the Parent during the 90 day period following the Closing with transitional business matters regarding the Company, with compensation for such services on a per diem basis based on a rate of $70,000 per year ($280/day, assuming 250 working days per year).

         6.13 EFFECTIVENESS OF REGISTRATION STATEMENT AND IPO CLOSING. The Registration Statement prepared and filed in connection with the Parent's contemplated IPO shall have been declared effective by the Securities and Exchange Commission, and the Parent and its underwriters shall have scheduled the closing for the IPO. The intent of the parties hereto is to prepare all documentation for the Closing in advance and to hold the actual Closing for the transactions contemplated hereby as described in SECTION 1.4 concurrently with the IPO closing.

SECTION 7.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE STOCKHOLDERS.

         7.1 INTRODUCTION. The obligations of the Stockholders to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing Date, of the following conditions (any one or more of which may be waived in whole or in part by the Stockholders):

         7.2 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Parent contained in SECTION 5 shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; the Parent shall, on or before the Closing Date, have performed and satisfied all agreements and conditions hereunder which by the terms hereof are to be performed and satisfied by the Parent on or before the Closing Date; and the Parent shall have delivered to the Company a certificate signed by the President of the Parent and dated as of the Closing Date certifying to the foregoing effect.

         7.3 NO ACTIONS OR PROCEEDINGS. No action or proceeding by any court, administrative body or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or would likely result in substantial damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, and which would in the reasonable judgment of the Company make it inadvisable to consummate such transactions, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

         7.4 EMPLOYMENT AGREEMENT. The Parent shall have executed and delivered an individual employment agreement with Matthew Zahorik in the form attached hereto as EXHIBIT 6.12(a).

         7.5 EFFECTIVENESS OF REGISTRATION STATEMENT AND IPO CLOSING. The Registration Statement prepared and filed in connection with the Parent's contemplated IPO shall have been declared effective by the Securities and Exchange Commission, and the Parent and its underwriters shall have successfully closed the IPO. The intent of the parties hereto is to hold the Closing for the transactions contemplated hereby as described in SECTION 1.4 contemporaneously with or as promptly as practicable after the IPO closing.

SECTION 8.   [Intentionally Omitted].

SECTION 9.   TERMINATION OF AGREEMENT; EFFECT OF TERMINATION.

         9.1 TERMINATION. This Agreement may be terminated any time prior to the Closing Date solely by:

                  (a) mutual consent of the board of directors of the Parent and the Stockholders;

                  (b) either by the Stockholders on the one hand, or by the Parent on the other hand, if

                                    (i) the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by June 30, 1999, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; or

                                    (ii) if a material breach or default shall be made by the other party in the observance of or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Closing Date

         9.2 LIABILITIES IN THE EVENT OF TERMINATION. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

         9.3 TIME IS OF THE ESSENCE. Time is of the essence with respect to the termination provisions of this Section 9, unless waived by the Stockholders.

         9.4 LIQUIDATED DAMAGES. In the event the IPO does not close by June 30, 1999 for any reason except breach by the Stockholders of their obligations under this Agreement, and the Stockholders and InSite are unable to reach a mutually satisfactory agreement as to an extension of time for performance or other terms and conditions, and the Stockholders elect to terminate this Agreement pursuant to SECTION 9.1(b) above, the Parent agrees to pay the Stockholders $25,000 in cash or certified check no later than July 15, 1999 as liquidated damages. This provision for liquidated and agreed upon damages is bona fide and not a penalty, as the parties agree that by reason of the Stockholders binding themselves to the sale of their stock and by reason of the withdrawal of the Parent from sale at a time when other parties would be interested in acquiring it, that the Stockholders would have sustained damages if the IPO does not close as stated above, on or before June 30, 1999, which damages will be substantial but will not be capable of determination with mathematical precision. Therefore, this provision has been agreed to with respect to this Agreement as beneficial to the parties thereto.

SECTION 10.  NON-COMPETITION.

       For a period of two (2) years from and after the Closing Date, the Stockholders will not (i) engage directly or indirectly in any internet access service business that the Company conducts as of the Closing Date in the New England states, New York, New Jersey, Ohio, Pennsylvania (except that ownership of less than 2% of the outstanding stock of any competing publicly traded corporation shall not constitute a violation of this covenant not to compete) or
(ii) solicit, directly or indirectly, any customers, clients, accounts, officers, employees, agents or representatives of the Company or the Parent. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

SECTION 11.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

         11.1 THE STOCKHOLDERS. The Stockholders recognize and acknowledge that they have had in the past, currently have and in the future may have access to certain confidential information relating to the Company and the Parent, including, but not limited to, operational policies, customer lists, and pricing and cost policies, that are valuable, special and unique assets of the Company and the Parent. The Stockholders agree that they will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the Parent and the Company who need to know such information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, and (b) following the Closing, such information may be disclosed by the Stockholders as is required in the course of performing his or her duties for the Parent or the Company unless (i) such information becomes known to the public generally through no breach by the Stockholders of this covenant, (ii) disclosure is required by law or the order of any governmental authority under color of law or is necessary in order to secure a consent or approval to consummate the transactions contemplated hereby, provided, that prior to disclosing any information pursuant to this clause (ii), the Stockholders shall give prior written notice thereof to the Parent and provide the Parent with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and the same prior disclosure set forth immediately above is given. In the event of a breach or threatened breach by the Stockholders of the provisions of this section, the Parent shall be entitled to an injunction restraining the Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Parent from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event that the transactions contemplated herein are not consummated, the Stockholders shall return to the Parent within a reasonable time all documents containing confidential information about the Parent.

         11.2 THE PARENT. The Parent recognizes and acknowledges that it had in the past and currently has access to certain confidential information relating to the Company, such as operational policies, customer lists, and pricing and cost policies, that are valuable, special and unique assets of the Company. The Parent agrees that, prior to the Closing, or if the transactions contemplated by this Agreement are not consummated, it will not use or disclose such confidential information to its own benefit except in furtherance of the transactions contemplated by this Agreement or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to the Stockholders and to authorized representatives of the Company or the Parent who need to know such information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, unless (i) such information becomes known to the public generally through no breach by the Parent of this covenant, (ii) disclosure is required by law or the order of any governmental authority under color of law or is necessary in order to secure a consent or approval to consummate the transactions contemplated hereby, provided, that prior to disclosing any information pursuant to this clause (ii), the Parent shall give prior written notice thereof to the Company and the Stockholders and provide the Company and the Stockholders with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and the same prior disclosure set forth immediately above is given. In the event of a breach or threatened breach by the Parent of the provisions of this Section, the Company and the Stockholders shall be entitled to an injunction restraining the Parent from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the

Company and the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event that the transactions contemplated herein are not consummated, the Parent shall return to the Company within a reasonable time all documents containing confidential information about the Company.

         11.3 SURVIVAL. The obligations of the parties under this ARTICLE 11 shall survive notwithstanding either the termination of this Agreement or the consummation of the transactions contemplated herein on the Closing Date.

SECTION 12.  INDEMNIFICATION.

         12.1 INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders, jointly and severally on behalf of themselves and their respective successors, executors, administrators, estates, heirs and permitted assigns, agree subsequent to the Closing Date to indemnify and hold harmless the Parent, the Company and their respective officers, directors, employees and agents (individually, a "Parent Indemnified Party" and collectively, the "Parent Indemnified Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Parent Indemnified Party (a "Loss" or "Losses"), arising out of, based upon or in connection with:

                  (a) any breach of any representation or warranty made by the Stockholders in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representations or warranties (collectively, "Parent Representation and Warranty Claims");

                  (b) any breach of any covenant or agreement made by any Stockholder in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement; or

                  (c) with respect to taxes of the Company incurred with respect to any Pre-Closing Tax Period (as defined below) to the extent such liability exceeds the amounts accrued therefor and disclosed to the Parent in SCHEDULE 3.7 hereto (it being understood that such Schedule shall be updated as of the Closing to reflect tax accruals as of such date consistent with the Company's past practices); the term "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion (ending on the Closing Date) of any taxable period that includes (but does not end on) the Closing Date.

Claims under clauses (a) through (c) of this SECTION 12.1 are hereinafter collectively referred to as "Parent Indemnifiable Claims". The rights of Parent Indemnified Parties to recover indemnification in respect of any occurrence referred to in clauses (b) and (c) of this SECTION 12.1 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause (a) of this SECTION 12.1.

         12.2 LIMITATIONS ON INDEMNIFICATION BY THE STOCKHOLDERS. Notwithstanding the provisions of SECTION 12.1, the Stockholders shall not be obligated to indemnify Parent Indemnified Parties except to the extent the cumulative amount of Losses to such Parent Indemnifiable Parties exceeds Ten Thousand Dollars ($10,000) (the "Parent threshold") whereupon the full amount of such Losses shall be recoverable in accordance with the terms hereof.

         12.3 NOTICE; DEFENSE OF CLAIMS.

         Promptly after receipt by a Parent Indemnified Party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the Parent Indemnified Party shall give notice thereof in writing to the Stockholders, but the omission to so notify the Stockholders promptly will not relieve the Stockholders from any liability except to the extent that the Stockholders shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within twenty (20) days after receiving such notice the Stockholders give written notice to the Parent Indemnified Party stating that (i) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the Stockholders (subject to the consent of the Parent Indemnified Party which consent may not be unreasonably withheld) and the Parent Indemnified Party shall not be required to make any payment with respect to such claim, liability or expense as long as the Stockholders are conducting a good faith and diligent defense at their own expense; provided, however, that the assumption of defense of any such matters by the Stockholders shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The Stockholders shall have the right, with the consent of the Parent Indemnified Party, which consent shall not be unreasonably withheld, to settle any Parent Indemnified Claims by third parties which are susceptible to being settled provided its obligation to indemnify the Parent Indemnified Party therefor will be fully satisfied. The Stockholders shall keep the Parent Indemnified Party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the Parent Indemnified Party with all documents and information that the Parent Indemnified Party shall reasonably request and shall consult with the Parent Indemnified Party prior to acting on major matters, including settlement discussions.

Notwithstanding anything herein stated, the Parent Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Stockholders and the Parent Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the Parent Indemnified Party shall be paid by the Stockholders. If no such notice of intent to dispute and defend is given by the Stockholders, or if such diligent good faith defense is not being or ceases to be conducted, the Parent Indemnified Party shall, at the expense of the Stockholders, undertake the defense of (with counsel selected by the Parent Indemnified Party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the Stockholders, then the Parent Indemnified Party shall make available all information and assistance that the Stockholders may reasonably request and shall cooperate with the Stockholders in such defense.

SECTION 13.  MISCELLANEOUS.

         13.1 LAW GOVERNING. This Agreement shall be construed under and governed by the internal laws of the State of New York without regard to its conflict of laws provisions.

         13.2 NOTICES. Any notice, request, demand other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if delivered or sent by facsimile transmission, upon receipt, or (ii) if sent by registered or certified mail upon the sooner of receipt or the expiration of three days after deposit in United States Post Office facilities properly addressed with postage prepaid. All notices will be sent to the addresses set forth below or to such other address as such party may designate by notice to each other party hereunder:

        TO THE PARENT:

                  InSite Internet, Inc.
                  1100 First Avenue
                  Spring Lake, NJ 07762
                  ATTN:  Mark E. Munro, President and Chief Executive Officer
                  Phone: 732-280-6407
                  Fax:   732-280-6409

                  with a copy to:
                  Duffy & Sweeney, LLP
                  300 Turks Head Building
                  Providence, RI  02903
                  ATTN:  Michael F. Sweeney, Esq.
                  Phone: (401) 455-0700
                  Fax:   (401) 455-0701

      TO THE STOCKHOLDERS:

                  AlbanyNet, Inc.
                  262 Central Avenue
                  Albany, NY 12206
                  ATTN: Richard Louis, Bernard Moskowitz, Matthew Zahorik or Joseph Pallante
                  Phone: (518) 462-6262
                  Fax:

                  with a copy to:

                Lombardi, Reinhard, Walsh & Harrison, P.C.
                III Winners Circle
                Albany, NY 12205
                ATTN: Gary Lombardi, Esq.
                Phone: (518) 438-2000
                Fax:  (518) 438-2471


Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representative.

         13.3 ENTIRE AGREEMENT. This Agreement, including any schedules, annexes and/or exhibits referred to herein and the other writings specifically identified herein or contemplated hereby or delivered in connection with the transactions contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

         13.4 ASSIGNABILITY. This Agreement may not be assigned or delegated by any party hereto without the prior written consent of all parties hereto. No Stockholder may assign his, her or its rights or delegate his, her or its obligations hereunder without the prior written consent of the Parent. This Agreement and the obligations of the parties hereunder shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, executors, administrators, estates, heirs and permitted assigns, and no others.

         13.5 ARBITRATION; JURISDICTION; VENUE; ATTORNEY'S FEES. Each party hereto agrees that any dispute regarding this Agreement shall be submitted to arbitration to and shall be resolved in accordance with the rules of the JAMS/Endispute for expedited cases then in effect. The arbitrator(s) shall be mutually selected by the parties or in the event the parties cannot mutually agree, then appointed by JAMS/Endispute. Any arbitration shall be held in Albany and the arbitrator(s) shall apply New York law. Judgment upon any award rendered by the arbitrator(s) shall be final and may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the Parent shall have the absolute right to obtain equitable remedies in any state court of competent jurisdiction in the State of New York or in any United States District Court in the State of New York. Each party irrevocably submits to and accepts the exclusive jurisdiction of each of such courts and waives any objection (including any objection to venue or any objection based upon the grounds of forum non conveniens) which might be asserted against the bringing of any such action, suit or other legal proceeding in such courts. The court and/or arbitrator(s) shall award costs and expenses (including reasonable attorney's fees) to the prevailing party and/or parties in any litigation or arbitration.

         13.6 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

         13.7 CERTAIN DEFINITIONS.  for purposes of this Agreement, the term:

                  (a) "Affiliate" of a person shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

                  (c) "person" means an individual, corporation, partnership, association, trust or any unincorporated organization.

         13.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         13.9 AMENDMENTS; WAIVERS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by the Parent and the Stockholders, or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

13.10 SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any schedule or certificate delivered by any party incident to the transactions contemplated hereby are material and may be relied upon by the party receiving the same and shall survive for a period ending two (2) years after the Closing Date.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                         INSITE INTERNET, INC.
ATTEST:

/S/ MICHAEL F. SWEENEY                   By:/S/ MARK E. MUNRO
----------------------------                ----------------------
 Assistant Secretary                          Mark E. Munro, President
                                                and Chief Executive Officer


WITNESS:

/S/ BERNARD R. MOSKOWITZ                    /S/ RICHARD LOUIS
----------------------------                ----------------------
                                            Richard Louis

WITNESS

/S/ RICHARD LOUIS                           /S/ BERNARD R. MOSKOWITZ
----------------------------                ----------------------
                                            Bernard Moskowitz

WITNESS

/S/ MATT A. ZAHORIK                         /S/ JOSEPH C. PALLANTE
----------------------------                ----------------------
                                            Joseph Pallante

WITNESS

/S/ BERNARD R. MOSKOWITZ                    /S/ MATT A. ZAHORIK
----------------------------                ----------------------
                                            Matthew Zahorik


MUNRO INSITE DOCS MERGER AGREEMENT ALBANYNETII.DOC

                                                                     EXHIBIT 1.3

                                ESCROW AGREEMENT

        This ESCROW AGREEMENT is entered into as of the ____ day of ___________, 1999 by and among: Richard Louis, Bernard Moskowitz, Joseph Pallante and Matthew Zahorik (collectively, the "Stockholders"); InSite Internet, Inc., a Delaware corporation ("InSite"); and Duffy & Sweeney, LLP, a Rhode Island limited liability partnership as escrow agent (the "Escrow Agent").

        WHEREAS, the Stockholders, and InSite are parties to a Stock Purchase Agreement dated as of the ______ day of February, 1999 (the "Purchase Agreement"), relating to the purchase of all of the outstanding stock of AlbanyNet, Inc., a New York corporation (the "Company"); and

        WHEREAS, pursuant to the Purchase Agreement, the Stockholders will deposit the aggregate sum of $200,000 of the Purchase Price in such proportions as identified on SCHEDULE 1 (the "Escrow Deposit") into an account (the "Escrow Account") to be held by Escrow Agent on behalf of the Stockholders as provided under the Purchase Agreement; and

        WHEREAS, the Escrow Agent has expressed its willingness to act as escrow agent hereunder.

        NOW, THEREFORE, in consideration of the mutual undertakings and covenants contained in this Escrow Agreement and of the mutual benefits to be derived therefrom, the parties hereto agree as follows:

       1. APPOINTMENT AND OBLIGATION OF ESCROW AGENT. The Stockholders and InSite hereby appoint the Escrow Agent to receive, hold and dispose of the Escrow Deposit pursuant to the terms and conditions of this Escrow Agreement, and the Escrow Agent hereby accepts such appointment on the terms and conditions hereto. The use of the term "Escrow Agent" is solely for purposes of identification and does not indicate or imply that the Escrow Agent has any agency or other fiduciary obligations to any person or entity except for the limited obligations of the Escrow Agreement pursuant hereto.

       2. DEPOSIT. Upon receipt of the Escrow Deposit, Escrow Agent shall deposit the Escrow Deposit in an interest-bearing account at BankRI, Citizens Bank, Citizens Trust Company, or BankBoston, or in a bank otherwise acceptable to the Stockholders and InSite which shall have at least $500 million in capital and surplus. Assets held in the Escrow Account shall be segregated from the assets of Escrow Agent in accordance with federal regulations. Such assets do not form a part of the capital or debt of Escrow Agent and are not subject to the claims of its creditors or depositors but are set apart and held for the exclusive benefit of the parties. For tax reporting purposes, interest shall be deemed for the account of the Stockholders.

       3. RELEASE OF ESCROW DEPOSIT. The Escrow Agent shall release the Escrow Deposit as follows:

              (a) If, at any time, InSite believes it is entitled to receive a full or partial distribution of the Escrow Deposit to satisfy the indemnity obligations of the Stockholders to InSite and their respective officers, directors, employees and agents under SECTION 12 of the Purchase Agreement, InSite shall give the Escrow Agent written notice of the same (the "Claims Notice"), which Claims Notice shall specify the amount of the Escrow Deposit to be distributed. Upon receipt of any Claims Notice, the Escrow Agent shall promptly forward a copy of such notice to the Stockholders. If the Stockholders object to the distribution proposed in the Claims Notice, the Stockholders shall give written notice of such objection to the Escrow Agent within thirty (30) days following receipt of the Claims Notice (the "Objection Notice"). If the Escrow Agent does not receive an Objection Notice within such thirty (30) day period, the Escrow Agent shall deliver to InSite the amount of the Escrow Deposit specified in the Claims Notice. If the Escrow Agent receives an Objection Notice within such thirty (30) day period, the Escrow Agent shall continue to hold the Escrow Deposit pursuant to the terms of this Agreement, subject to the Claims Notice until the Escrow Agent receives (i) a joint written instruction from the Stockholders and InSite regarding disposition of the Escrow Deposit subject to the Claims Notice and Objection Notice, or (ii) a certified copy of a final, non-appealable decision of a court of competent jurisdiction regarding disposition of the Escrow Deposit subject to the Claims Notice and Objection Notice. Notwithstanding the foregoing sentence, the Escrow Agent may exercise its rights under SECTION 8 of this Agreement at any time in the event of a dispute between the parties regarding release of the Escrow Deposit. Upon release of the Escrow Deposit in good faith pursuant to this Agreement, the Escrow Agent shall be fully released and discharged from all obligations under this Agreement.

              (b) On the date which is one (1) year after the closing date of the transactions contemplated by the Purchase Agreement (the "Escrow Termination Date"), the Escrow Agent shall deliver to the Stockholders the remaining Escrow Deposit, including interest thereon, unless the Escrow Agent shall have been notified in writing by InSite or the Stockholders that a Claims Notice is pending and has not been resolved. If the Escrow Agent has been advised that a Claims Notice is pending on the Escrow Termination Date and has not been resolved as aforesaid, the Escrow Agent shall deliver the remaining Escrow Deposit to the parties in accordance with the resolution of the Claims Notice, as provided in SECTION 3(a).

       4. EXCULPATION OF ESCROW AGENT. The Escrow Agent shall have no duties or responsibilities except for those set forth herein (and required by applicable law), which the parties agree are ministerial in nature. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in good faith in connection with the written advice or opinion of such counsel. The Escrow Agent shall not be deemed to have any knowledge of or responsibility for the terms of any other agreement or instrument including the Purchase Agreement. The Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security, document or instrument held by or delivered to it. Except for the Escrow Agent's own fraud, bad faith, willful misconduct or gross negligence: (a) the Escrow Agent shall have no liability of any kind whatsoever for the performance of any duties imposed upon the Escrow Agent under this Escrow Agreement or for any action or failure to act taken in good faith by the Escrow Agent hereunder; (b) the Escrow Agent shall not be responsible for the acts or omissions of any other parties hereto; (c) the Escrow Agent shall not be liable to anyone for damages, losses or expenses arising out of this Escrow Agreement; and (d) the Escrow Agent may rely and/or act upon any instrument or document believed by the Escrow Agent in good faith to be genuine and to be executed and delivered by the proper person or party, and may assume in good faith the authenticity, validity and effectiveness thereof and shall not be obligated to make any investigation or determination as to the truth and accuracy of any information contained therein. The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own bad faith, willful misconduct or gross negligence. In the event of any dispute between InSite and the Stockholders, InSite and the Stockholders shall pay, on demand, the reasonable attorneys' fees and other reasonable costs and expenses incurred by the Escrow Agent in respect thereof; InSite and the Stockholders shall be jointly and severally liable for such fees, costs and expenses but, as between themselves, such fees, costs and expenses shall be paid by the party losing such dispute or as determined by the court or other party resolving such dispute.

       5. INDEMNIFICATION; EXPENSES. In consideration of its acceptance of the appointment as the Escrow Agent, InSite and the Stockholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out in good faith any of the terms hereof, and to reimburse Escrow Agent for all its reasonable expenses, including, among other things, counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto.

       6. SUCCESSOR ESCROW AGENT.

              (a) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow Deposit to any successor escrow agent jointly designated in writing by InSite and the Stockholders, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent shall take effect on the earlier of the appointment of a successor escrow agent or the day which is thirty (30) days after the date of delivery of the Escrow Agent's written notice of resignation to the other parties hereto. In the event that a successor escrow agent has not been appointed at the expiration of such thirty (30) day period, the Escrow Agent's sole responsibility hereunder shall be the safekeeping of the Escrow Deposit and to deliver all or any portion thereof as may be specified in a written agreement signed by all the other parties to this Agreement or as any court of competent jurisdiction may order.

              (b) If the Escrow Agent receives a written notice signed by InSite and the Stockholders stating that they have selected another escrow agent, the Escrow Agent shall deliver the Escrow Deposit to the successor escrow agent named in the aforesaid notice within ten (10) days.

       7. ENTIRE AGREEMENT; MODIFICATION. With the exception of the Purchase Agreement and agreements, schedules and exhibits thereto, this Escrow Agreement contains the entire agreement, and supersedes all prior agreements and undertakings, oral or written, between the parties hereto with respect to the subject matter hereof. No modification of this Escrow Agreement shall be valid unless the same is in writing and is signed by InSite, the Stockholders and the Escrow Agent.

       8. INCONSISTENT CLAIMS. In the event that the Escrow Agent should at any time be confronted with inconsistent claims or demands by the parties hereto, the Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction in New York, and request that such court determine such respective rights of the parties with respect to this Escrow Agreement, and upon doing so, the Escrow Agent automatically shall be released from any obligations or liability as consequence of any such claims or demands.

       9. STOCKHOLDERS' ACKNOWLEDGMENT OF ATTORNEY/CLIENT RELATIONSHIP BETWEEN INSITE AND THE ESCROW AGENT. The Stockholders acknowledge and agree that the Escrow Agent has acted and will continue to act as counsel to InSite in connection with the negotiation and execution of the Purchase Agreement. In that connection and as a condition to the Escrow Agent's and InSite's agreement to enter into this Agreement, the Stockholders waive any right to seek disqualification of the Escrow Agent from serving as counsel to InSite by virtue of this Agreement or any dispute hereunder.

       10. NOTICES. Any notices to be given hereunder shall be sufficiently given if in writing and delivered personally, sent by telecopy (answerback received), sent by recognized overnight courier, or mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses or to such other address as the parties may from time to time designate in writing delivered in accordance with this SECTION 10:

                (a)   To the Stockholders at:

  Richard Louis, Bernard Moskowitz, Joseph Pallante and Matthew Zahorik
  226 Central Ave.  166 Glenwood Road      1334 Stanford Street   23B Pinehurst
                                                                  Avenue
  Albany, NY 12206  Schenectady, NY 12308  Schenectady, NY 12308  Albany, NY
                                                                  12205
                      with a copy to:

                      Lombardi, Reinhard, Walsh & Harrison, P.C.
                      III Winners Circle
                      Albany, NY 12205
                      Attn:  Gary L. Lombardi, esq.
                      Phone:  (518) 438-2000
                      Fax:  (518) 438-2471

                (b) To InSite at:

                      InSite Internet, Inc.
                      100 First Avenue
                      Spring Lake, NJ 07762
                      Attn:  Mark E. Munro, President & CEO
                      Phone:  (732) 280-6407
                      Fax:  (732) 280-6409

                      with a copy to the Escrow Agent:

                (c) To the Escrow Agent at:

                      Duffy & Sweeney, LLP
                      300 Turks Head Building
                      Providence, RI 02903
                      Attn:  Michael F. Sweeney, Partner
                      Phone:  (401) 455-0700
                      Fax:  (401) 455-0701

Any notices to be given hereunder shall be deemed received (a) on the date delivered, if delivered personally, (b) on the date sent, if sent by telecopy,
(c) on the first business day after the date such notice was sent, if sent by overnight courier, or (d) on the third business day after the date such notice was sent, if sent by registered or certified mail, PROVIDED THAT no such notice or other communication shall be deemed given to the Escrow Agent until the same is received by the Escrow Agent.

       11. BINDING EFFECT. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Stockholders and InSite may not assign their respective obligations hereunder without the prior written consent of the other parties. Any assignment in contravention of this provision shall be void. No assignment shall release the Stockholders or InSite from any obligation or liability under this Escrow Agreement.

       12. GOVERNING LAW. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of New York.

       13. DEFINED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.


                                             INSITE INTERNET, INC.
ATTEST:

                                             By:
--------------------------------                --------------------------
           , Assistant Secretary                Mark E. Munro, President
                                                   and Chief Executive Officer


                                             ALBANYNET, INC.

ATTEST:

                                             By:
------------------------                        ------------------------
              , Secretary                       Title:


WITNESS:

-------------------------                       -----------------------------
                                                Richard Louis
WITNESS:

-------------------------                       -----------------------------
                                                Bernard Moskowitz
WITNESS:

-------------------------                       -----------------------------
                                                Matthew Zahorik
WITNESS:

-------------------------                       -----------------------------
                                                Joseph Pallante

ATTEST:                                         DUFFY & SWEENEY.LLP


                                                By:
-------------------------                           ----------------------------
                                                     Michael F. Sweeney, Partner

                                   SCHEDULE 1

                                 Escrow Amounts


Richard Louis                                          $60,000

Bernard Moskowitz                                      $60,000

Joseph Pallante                                        $20,000

Matthew Zahorik                                        $60,000
                                                   -------------

TOTAL:                                                 $200,000

                                                                 EXHIBIT 6.12(A)

                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this _____ day of _____________, 1999, by and between, AlbanyNet, Inc., a New York corporation (hereinafter referred to as the "Founding Company" or the "Company") and wholly-owned subsidiary of InSite Internet, Inc., a Delaware corporation (the "Parent") and Matthew Zahorik, an individual with a mailing address at 23B Pinehurst Avenue, Albany, NY 12205 ("Employee").

                                  INTRODUCTION

        Employee is a principal and employee of the Founding Company and possesses skills and knowledge advantageous to the Company.

        The Parent intends to undertake an initial public offering of its common stock (the "IPO") and in connection therewith contemplates filing a registration statement with the Securities and Exchange Commission. Concurrently with the successful closing of the IPO (the "Effective Date"), (i) the Parent intends to acquire all of the stock of the Founding Company in accordance with that certain Stock Purchase Agreement dated as of ______________, 1999 by and among the Parent and the stockholders of the Founding Company (the "Stock Purchase Agreement") and (ii) effective on the Effective Date, the Company desires to employ Employee and Employee desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT

       In consideration of the premises and mutual promises hereinbelow set forth, the parties hereby agree as follows:

              1. EMPLOYMENT; DUTIES. Subject to the terms and conditions set forth herein, the Company hereby employs Employee during the Employment Period (as defined below), and Employee hereby accepts such employment. Employee agrees to be a full-time employee of the Company and devote his full and exclusive time, energy, skill and best efforts to the business of the Company and to the fulfillment of Employee's duties hereunder. Employee's duties include, but are not limited to, (i) serving as an officer of the Company; (ii) sales of the Company's and its affiliates products and services; (iii) assisting in the internal growth of the Company's business; and (iv) other duties assigned to Employee by the Company from time to time consistent with Employee's position.

              2. EMPLOYMENT PERIOD. The term of this Agreement (the "Employment Period") shall commence on the Effective Date and shall terminate three (3) years thereafter, unless terminated earlier pursuant to SECTION 4 or SECTION 5 below.

              3.    COMPENSATION AND BENEFITS.

                    3.1 SALARY. During the Employment Period, the Company agrees to pay Employee at the rate of $70,000 per year ("Base Salary"). Employee's salary shall be subject to customary withholdings and be payable to Employee on the regularly occurring pay period established by the Company.

                    3.2 HEALTH BENEFITS. During the Employment Period, the Company shall provide, at the Company's sole expense, Employee with individual and/or family health care coverage, as provided by health care provider(s) selected by the Company from time to time.

                    3.3 RETIREMENT PLAN. During the Employment Period, Employee shall be entitled to participate in any 401(k) or similar plan adopted by the Company for the benefit of its employees. The Company reserves the right to modify, terminate or withdraw any such plan (if so adopted) at any time in its sole discretion.

              4. TERMINATION BY THE COMPANY FOR CAUSE. Upon written notice to Employee, the Company may terminate this Agreement for cause if any of the following events shall occur: (i) any breach of Sections 6 or 7 of this Agreement or any material breach of any other provision of this Agreement by Employee; (ii) the commission of a felony by Employee; (iii) the commission of an act by Employee involving fraud, theft or dishonesty; (iv) material breach by the Founding Company or its stockholders of their representations, warranties and covenants and/or obligations under the Stock Purchase Agreement which breach remains uncured for a period of thirty (30) days following notice to Employee; or (v) the Parent's bona fide decision to terminate its business and the business of all of its operating subsidiaries including the Company and liquidate all of its assets (e.g. a decision by the Parent to sell all or substantially all of its assets or stock as a result of bona fide negotiations with a non-affiliated third party). In the event of a termination pursuant to this SECTION 4, all obligations of the Company under this Agreement shall cease.

              5.    TERMINATION WITHOUT CAUSE.

                    5.1 BY EMPLOYER. The Company may terminate this Agreement at any time without cause upon ninety (90) days written notice to Employee. In such event, the Company shall pay Employee during regular payroll periods (less customary withholding taxes) the Base Salary for up to the greater of twelve
(12) months or the remainder of the Employment Period provided however, in either case, (i) Employee is actively seeking new employment and (ii) the Company's severance obligations hereunder will end on the date Employee secures new employment. All other obligations of the Company shall cease on the date of termination.

                    5.2 BY EMPLOYEE. Employee may terminate this Agreement at any time upon ninety (90) days prior written notice to the Company. In such case, Employee shall not be eligible for any severance payments or other benefits after the date of termination.

                    5.3 STOCK PURCHASE AGREEMENT. Absent a breach of the Stock Purchase Agreement, termination by either the Company or Employee pursuant to this SECTION 5 shall not be deemed a breach of the Stock Purchase Agreement, nor will it affect either party's obligations thereunder.

              6. CONFIDENTIALITY AND NON-DISCLOSURE. Employee recognizes and acknowledges that he has had in the past, currently has and in the future may have access to certain confidential information relating to the Company and its affiliates, including, but not limited to, operational policies, financial information, marketing information, personnel information, trade secrets, customer information (including customer lists), and pricing and cost policies, that are valuable, special and unique assets of the Company (collectively, "Confidential Information"). Employee agrees that he will not use or disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except as is required in the course of performing his duties hereunder unless (i) such information becomes known to the public generally through no breach by Employee of this covenant or
(ii) disclosure is required by law or any governmental authority or is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to this clause (ii), Employee shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure. Employee agrees that, both during the Employment Period and after the termination of this Agreement, Employee will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, that Employee may have or may acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the term of this Agreement. The covenants contained in this SECTION 6 shall survive for the Employment Period and for a period of two (2) years thereafter; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Employee's obligations of confidentiality and non-disclosure as set forth in this SECTION 6 shall continue to survive after the applicable period above to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

              7. NON-COMPETITION. Employee expressly covenants and agrees that for the Employment Period, and in the event that Employee is terminated for cause hereunder or voluntarily resigns his employment hereunder prior to the end of the scheduled three year employment period, for the period ending on the date which is the later of six months from termination of Employee's employment hereunder, or two years from the Effective Date, he shall not, directly or indirectly, seek, obtain or accept a "Competitive Position" in the "Restricted Territory" with a "Competitor" of the Company (as such terms are hereafter defined). For purposes of this Agreement, a "Competitor" of the Company means any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged primarily in the business of selling internet access service; the "Restricted Territory" means the New England states, New York, New Jersey, Ohio, Pennsylvania; a "Competitive Position" means any employment with any Competitor of the Company whereby Employee will use or is likely to use any Confidential Information, or whereby Employee has duties for such Competitor that are the same or substantially similar to those actually performed by Employee pursuant to the terms hereof. Nothing contained in this
SECTION 7 is intended to prevent Employee from investing in stock or other securities listed on a national securities exchange or actively traded on the over the counter market or any corporation engaged, wholly or partly, in the sale of telecommunications products or services; provided, however, that Employee and members of his immediate family shall not, directly or indirectly, hold more than a total of two percent (2%) of all issued and outstanding stock or other securities of any such corporation.

              8.    NON-SOLICITATION.

                    8.1 NON-SOLICITATION OF CUSTOMERS. Employee agrees that he will not take any customer lists of the Company after leaving his employ and that he will, for the Employment Period and for a period of two (2) years thereafter, refrain from soliciting or attempting to solicit directly or by assisting others, any business from any of the Company's customers, including actively sought prospective customers, with whom Employee had "material contact" during the employment for purposes of providing products or services.

                    8.2 NON-SOLICITATION OF EMPLOYEES. Employee agrees that he will, for the Employment Period and for a period of two (2) years thereafter, refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of the Company who is employed by the Company or any successor or affiliate of the Company.

              9. TOLLING OF PERIOD OF RESTRAINT. Employee hereby expressly acknowledges and agrees that in the event the enforceability of any of the terms of this Agreement shall be challenged in court and Employee is not enjoined from breaching any of the restraints set forth in SECTION 6 through SECTION 9, then if a court of competent jurisdiction finds that the challenged restraint is enforceable, the time period of the restraint shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the restraint until the dispute is finally resolved and all periods of appeal have expired.

              10. ACKNOWLEDGEMENTS. Employee hereby acknowledges and agrees that the restrictions contained in SECTION 6 through SECTION 9 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company. Employee acknowledges that in the event Employee's employment with the Company terminates for any reason, Employee will be able to earn a livelihood without violating the restrictions contained in
SECTION 6 through SECTION 9 and that Employee's ability to earn a livelihood without violating such restrictions is a material condition to Employee's employment and continued employment with the Company. Employee expressly agrees that the character, duration and geographical scope of the covenants contained in this SECTION 6 through SECTION 9 are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed including the substantial payments made by the Company and Employee in consideration of the Stock Purchase Agreement. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of the covenants contained herein are unreasonable in light of the circumstances as they then exist, then it is the intention of both Employee and the Company that these covenants shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of these covenants.

              11. RIGHTS TO MATERIALS; WORK FOR HIRE. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of Employment or upon the prior demand of the Company, Employee shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company. Employee agrees to disclose and assign to the Company as its exclusive property, all ideas, writings, inventions, discoveries, improvements and technical or business innovations made or conceived by Employee, whether or not patentable or copyrightable, either solely or jointly with others during the Employment Period and for a period of six (6) months thereafter whether or not made or conceived during regular hours of work or otherwise, which are along the lines of the business, work or investigations of the Company or its affiliates. Employee agrees to execute any and all documents hereafter requested by the Company necessary to further effectuate the foregoing.

              12. REMEDIES. Without limiting the Company's right to claim damages, Employee acknowledges that the Company will be irreparably harmed by a breach of any provision of this Agreement and Employee agrees that the Company shall be entitled to injunctive relief in the event of such breach.

              13. GOVERNING LAW; ARBITRATION; JURISDICTION; VENUE; ATTORNEY'S FEES. This Agreement is made and entered into in and shall be governed by and interpreted in accordance with the laws of, the State of New York. The Company and Employee agree that any dispute regarding this Agreement shall be submitted to arbitration to and shall be resolved in accordance with the rules of the JAMS/Endispute for expedited cases then in effect. The arbitrator(s) shall be mutually selected by the parties or in the event the parties cannot mutually agree, then appointed by JAMS/Endispute. Any arbitration shall be held in Albany, New York and the arbitrator(s) shall apply New York law. Judgment upon any award rendered by the arbitrator(s) shall be final and may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the Company shall have the absolute right to obtain equitable remedies in any state court of competent jurisdiction in the State of New York or in the United States District Court for the Southern District of New York. By his execution and delivery of this agreement, Employee irrevocably submits to and accepts the exclusive jurisdiction of each of such courts and waives any objection (including any objection to venue or any objection based upon the grounds of forum non conveniens) which might be asserted against the bringing of any such action, suit or other legal proceeding in such courts. The court and/or arbitrator(s) shall award costs and expenses (including reasonable attorney's fees) to the prevailing party in any litigation or arbitration.

              14.   MISCELLANEOUS.

                    14.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

                    14.2. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or mail,

       (a)    to the Company care of:                 With a copy to:

              InSite Internet., Inc.                  Duffy & Sweeney, LLP
              1100 First Avenue                       300 Turks Head Building
              Spring Lake, NJ 07762                   Providence, RI 02903
              Attention:  Mark E. Munro, CEO          Attention:  Michael F.
                                                      Sweeney, Esq.
              Telephone:  (732) 280-6408              Telephone:  (401) 455-0700
              Fax: (732) 280-6409                     Fax:  (401) 455-0701

       (b)    to the Employee at:                     With a copy to:

              Matthew Zahorik                         [Counsel]
              23B Pinehurst Avenue
              Albany, NY 12205

                    14.3 ASSIGNMENT. The Company may assign this Agreement to
(i) any entity controlling, controlled by or under common control with the Company or (ii) to any purchaser of the Company's assets provided that such purchaser agrees to assume the Company's obligations hereunder.

                    14.4. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

                    14.5. WAIVER. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

                    14.6. FUNDING PLEDGE. The Parent agrees to provide the funds necessary for the Company to meet all of its payment obligations under this Agreement during the Employment Period and during the severance pay period as indicated in SECTION 5.1 of this Agreement.

                    14.7. TITLES; GENDER. Section and subsection titles are for convenience of reference only and are not to be considered in the interpretation or construction of any of the provisions hereof. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter as the identity of the person may require.

                    14.8 SURVIVAL. SECTION 6 through SECTION 14 hereof shall survive any termination of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    COMPANY:

ATTEST:                             AlbanyNet, Inc.



                                    By:
-------------------------------        ----------------------------------
                                       Mark E. Munro, President


WITNESS:                            EMPLOYEE:



------------------------------      -------------------------------------
                                    Matthew Zahorik



InSite Internet, Inc. hereby joins as a party to this Agreement as of the date first written above solely for the purposes of acknowledging its obligations under SECTION 14.6 above.

INSITE INTERNET, INC.


By
  ---------------------
     Title